Auditor’s consent

We hereby consent to the incorporation by reference in this Registration Statement on Form F-7 of Burcon NutraScience Corporation ("Burcon") of our report dated June 23, 2014 relating to the consolidated financial statements of Burcon for the years ended March 31, 2014 and 2013.

“signed PricewaterhouseCoopers LLP”

Chartered Accountants

Vancouver, British Columbia
Canada
March 23, 2015